UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 17, 2014

Farmers & Merchants Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	000-14492	34-1469491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 North Defiance Street,	Archbold, Ohio	43502
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code (419) 446-2501

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Item 8.01.	Other Events

On January 17, 2014, Farmers & Merchants Bancorp, Inc. is announcing that its Board of Directors has authorized the repurchase of up to 200,000 shares (approximately 4.31%) of its outstanding common stock commencing January 17, 2014, and ending December 31, 2014. The Board has authorized the appropriate officers of the Company to effect repurchases either in the open market or in privately negotiated transactions.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

FARMERS & MERCHANTS BANCORP, INC. (Registrant)

Dated: January 17, 2014	/s/ Paul S. Siebenmorgen
Paul S. Siebenmorgen
President & Chief Executive Officer

/s/ Barbara J. Britenriker
Barbara J. Britenriker
Executive Vice President &
Chief Financial Officer

SAFE HARBOR STATEMENT

Farmers & Merchants Bancorp, Inc. (the Company) wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. Statements by the Company, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21B of the Securities Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions. The Company assumes no responsibility to update this information. For more details, please refer to the Company’s SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.